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                                                                     Exhibit 1.2


                             Up to 5,045,625 Shares
                   (subject to increase up to 5,802,469 shares
            in the event of an increase in the pro forma market value
                         of the Company's Common Stock)


         Partners Trust Financial Group, Inc.

                       (a federally-chartered corporation)
                                 (in formation)


                                  Common Stock
                           (par value $0.10 per share)


                                AGENCY AGREEMENT

                                                            ______________, 2001


Sandler O'neill & Partners, L.P.
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

          Partners Trust, MHC, a federal mutual holding company (the "MHC"), Partners Trust Financial Group, Inc., a federally-chartered corporation (the "Company"), and SBU Bank, a federal savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 5,045,625 shares (subject to increase up to 5,802,469 shares in the event of an increase in the pro forma market value of the Company's Common Stock) of the Company's Common Stock, par value $0.10 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities." As of the date hereof, each of the Company and the MHC are in formation. Accordingly, the Bank hereby agrees to cause the MHC and the Company to duly ratify, execute and deliver this Agreement upon completion of their formation at or prior to the Closing Time (as that term is defined herein).

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          The Securities are being offered for sale in accordance with the plan of reorganization and stock issuance (the "Plan") duly adopted by the Board of Directors of the Bank pursuant to which the Bank intends to reorganize from a federally chartered mutual savings bank to a federally chartered stock savings bank and issue all of its stock to the Company, and the Company will become a majority-owned subsidiary of the MHC. Pursuant to the Plan, the Company is also offering to the Bank's tax qualified employee benefit plans, including the Employee Stock Ownership Plan (the "ESOP") (collectively, the "Employee Plans") and to certain of the Bank's depositors and borrowers rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to certain natural persons residing in Herkimer, Onondaga, Madison and Oneida Counties, New York in a direct community offering (the "Community Offering" and together with the Subscription and Community Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the reorganization of the Bank from mutual to stock form, the formation of the MHC, the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the "Reorganization."

     The Company also intends to form a Charitable Foundation (the "Foundation") in connection with the Plan. Subject to compliance with certain conditions as may be imposed by certain regulatory authorities, the Company will make a contribution to the Foundation equal to 3% of the Securities sold in the Offerings (up to 174, 074 shares -- "Charitable Foundation Shares") and $200,000 in cash.

     It is acknowledged that the number of Securities to be sold in the Reorganization may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-1 (No. 333-____), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the SEC in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the SEC under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

          Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Company, the Bank, the MHC and the Common Stock.

     SECTION 1.  Representations and Warranties.

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          (a)  The Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

               (i) The Registration Statement has been declared effective by the SEC, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or threatened by the SEC. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the Bank, and the MHC acknowledge appears only in the sections captioned "Market for the Common Stock" and the first three paragraphs of the section "The Reorganization and the Offering - Plan of Distribution and Marketing Arrangements" of the Prospectus).

               (ii) The Company and the MHC have filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's and the MHC's application for approval of acquisition of the Bank (the "Holding Company Application") on Form H-(e)1 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company and the MHC have received written notice from the OTS of their approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

               (iii) Pursuant to the rules and regulations of the OTS (the "OTS Regulations"), the Bank has filed with the OTS a Notice of Mutual Holding Company Reorganization on Form MHC-1 (the "Form MHC-1") and an Application for Approval of Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2 (the "Form MHC-2"), and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such applications, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, are hereinafter referred to as the "MHC Application" and, together with the Holding Company Application, the "Reorganization Application"), including copies of the Bank's Proxy Statement, dated ______________, 2002, relating to the Reorganization (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated __________, 2002, approved the MHC Application, including the Proxy Statement and the Prospectus, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the MHC Application complied and will comply in all material respects with the applicable provisions of the OTS Regulations.

               (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the OTS Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, the Bank and the MHC will promptly file the Prospectus and any supplemental sales literature with the SEC and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the OTS Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

               (v) Neither the SEC nor the OTS has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, or the Bank or the MHC for use in connection with the Offerings.

               (vi) At the Closing Time referred to in Section 2, the Company, the Bank and the MHC will have completed the conditions precedent to the Reorganization and the establishment of the Foundation in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the Bank or the MHC by the OTS, the Federal Deposit Insurance Corporation (the "FDIC"), or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization.

               (vii) RP Financial, LC which prepared the valuation of the Bank as part of the Reorganization, has advised the Company, the Bank and the MHC in writing that it satisfies all requirements for an appraiser set forth in the OTS Regulations and any interpretations or guidelines issued by the Superintendent and the FDIC with respect thereto.

               (viii) The accountants who certified the consolidated financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company, the Bank and the MHC in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, the MHC, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

               (ix) The only subsidiaries of the Bank are SBU Investment Services, Inc. and 233 Genesee Street Corporation.

               (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Bank and its consolidated subsidiaries at the dates indicated and the results of operations, equity and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the OTS Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

               (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and
     (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the MHC, the Bank or any of the Bank's subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the MHC, the Bank and the Bank's subsidiaries, considered as one enterprise.

         (xii) Upon completion of its formation, and in any event no later than the Closing Time, the Company will have been duly incorporated and validly existing as a corporation under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company will have been duly qualified as a foreign corporation to transact business and in good standing in the State of New York and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries, considered as one enterprise.

               (xiii) Upon consummation of the Reorganization and the contribution of the Charitable Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Reorganization, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

               (xiv) The Bank, as of the date hereof, is a federally chartered savings bank in mutual form and upon consummation of the Reorganization will be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the MHC, the Bank and the Bank's subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the MHC Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Bank and the Bank's subsidiaries are in all material respects in compliance therewith; neither the Company, the MHC, the Bank nor any of the Bank's subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries, considered as one enterprise; and the Bank is validly existing under the laws of the United States and is qualified to transact business as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise.

               (xv) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits and upon consummation of the Reorganization, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the OTS Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

               (xvi) Upon consummation of the Reorganization, the authorized capital stock of the Bank will be[ ________ ]shares of common stock, par value $___ per share (the "Bank Common Stock") and [________] shares of preferred stock, par value $____ per share (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be [_____________] shares of Bank Common Stock and no shares of the Bank Preferred Stock, and no shares of Bank Common Stock or Bank Preferred Stock have been or will be issued prior to the Closing time referred to in
     Section 2; and as of Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

               (xvii) Upon consummation of the Reorganization, the authorized capital stock of the Company will be 35,000,000 shares of common stock, par value $0.10 per share (the "Company Common Stock") and 5,000,000 shares of serial preferred stock, par value $0.10 per share (the "Company Preferred Stock"), and the issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus and no shares of Company Common Stock or Company Preferred Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of Closing Time referred to in Section 2, all of the issued and outstanding capital stock of the Company will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Company Common Stock to be issued to the MHC will have been duly authorized for issuance and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Company Common Stock will be owned beneficially and of record by the MHC free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Company Common Stock and the Company Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Company Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Company Common Stock is not subject to preemptive or similar rights.

               (xviii) Upon consummation of the Reorganization, the Foundation will have been duly incorporated and will be validly existing as a non-stock corporation in good standing under the laws of the state of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Securities in accordance with the terms of the Plan, and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the Securities thereto as described in the Prospectus other than those imposed by the OTS and the FDIC; except as specifically disclosed in the Prospectus and the Proxy Statement, there are and will be no agreements and/or understandings, written or oral, between the Company, the Bank, and or the MHC, and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Charitable Foundation Shares; at the time of the Reorganization, the Charitable Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Charitable Foundation Shares is not subject to preemptive or similar rights.

               (xix) Each direct and indirect subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise; the activities of each such subsidiary are permitted to subsidiaries of a federally chartered savings bank by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

               (xx) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

               (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC, the Bank or any subsidiary of the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the MHC, the Bank and the Bank's subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business.

               (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Charitable Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

               (xxiii) Neither the Company, the MHC, the Bank nor any of the Bank's subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Reorganization); and neither the Company, the MHC, the Bank nor any of the Bank's subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Bank's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Bank's subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise; and there are no contracts or documents of the Company, the MHC, the Bank or any of the Bank's subsidiaries which are required to be filed as exhibits to the Registration Statement or the Reorganization Application which have not been so filed.

               (xxiv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or any of the Bank's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Bank's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or any of the Bank's subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise; nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter or by-laws of the Company, the MHC, the Bank or any of the Bank's subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

               (xxv) No labor dispute with the employees of the Company, the MHC, the Bank or any of the Bank's subsidiaries exists or is imminent or threatened; and neither the Company, the MHC, the Bank nor any of the Bank's subsidiaries are aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise.

               (xxvi) Each of the Bank and the Bank's subsidiaries, and upon their formation, the Company and the MHC, have or will have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Bank or the Bank's subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Bank or the Bank's subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, the MHC, the Bank or the Bank's subsidiaries under which the Company, the MHC, the Bank or the Bank's subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Bank and the Bank's subsidiaries, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or general principles of equity).

               (xxvii) None of the Company, the MHC, the Bank nor the Bank's subsidiaries are, or at the time of their formation, will be, in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their respective businesses; the Bank and its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

               (xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company, the MHC, the Bank or any of the Bank's subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the

     Reorganization; all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, the MHC, the Bank or any of the Bank's subsidiaries which are required to be filed as exhibits to the Registration Statement or the Reorganization Application which have not been so filed.

               (xxix) The Company, the MHC and the Bank have obtained an opinion of their counsel, Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to the legality of the Securities and the Charitable Foundation Shares to be issued and the federal income tax consequences of the Reorganization, and
(ii) the opinion of KPMG LLP that the New York State income tax consequences of the proposed transaction are consistent with the federal income tax consequences, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank, the MHC nor the Company has taken or will take any action inconsistent therewith.

               (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

               (xxxi) All of the loans represented as assets on the most recent consolidated financial statements or selected consolidated financial and other data of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise.

               (xxxii) With the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 10.0% of 46.35% of the outstanding Common Stock issued in the Reorganization, none of the Company, the MHC, the Bank or employ ees of the Bank has made any payment of funds of the Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

               (xxxiii) The Bank and the Bank's subsidiaries, and, upon their formation, the Company and the MHC are and will be in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

               (xxxiv) None of the Company, the MHC, the Bank nor the Bank's subsidiaries nor any properties owned or operated by the Company, the MHC, the Bank or the Bank's subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or the Bank's subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               (xxxv) The Company, the MHC, the Bank and the Bank's subsidiaries have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

               (xxxvi) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq National Market") effective as of the Closing Time referred to in Section 2 hereof.

               (xxxvii) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

          (b) Any certificate signed by any officer of the Company, the MHC or the Bank and delivered to either of the Agent to counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank to each Agent as to the matters covered thereby.

          SECTION 2. Appointment of Sandler O'Neill; Sale and Delivery of the Securities; Closing.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan of Reorganization or related corporate documents; (ii) reviewing with the Board of Directors the independent appraiser's appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the MHC and the Bank and their counsel);
(iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company, the MHC and the Bank in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

          The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Shares may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

          If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O'Neill and Selected Dealers shall not exceed 5.5% of the price at which the shares of Common Stock are sold in the Offerings ("Actual Purchase Price") of the shares sold under such agreements. Sander O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

          In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

          If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the Washington, D.C. offices of Luse Lehman Gorman Pomerenk & Schick, P.C. at __:___ __.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

          The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

          In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

          (a) One percent (1.0%) of the aggregate Actual Purchase Price of the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company, the MHC or the Bank established for the benefit of their respective directors, officers and employees and (ii) any director, officer or employee of the Company, the MHC or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren);

          (b) with respect to any Securities sold by an NASD member firm (including Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one percent (1.00%). Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of five and one-half percent (5.5%) of the Aggregate Actual Purchase Price of the Securities sold by Sandler O' Neill and other NASD member firms under such Selected Dealer's Agreements.

          If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Reorganization is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

          All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the Reorganization process, the Bank made an advance payment to the Agent in the aggregate amount of $30,000 which shall be credited against any fees or reimbursement of expenses payable hereunder.

          SECTION 3. COVENANTS OF THE COMPANY, THE BANK AND THE MHC. The Company, the Bank and the MHC covenant with the Agent as follows:

          (a) The Company, the Bank and the MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Reorganization Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the OTS Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company will (i) promptly prepare and file with the SEC a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revision to the number of Securities to be sold in the Reorganization or
     (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the SEC a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Reorganization Application, (ii) of the receipt of any comments from the OTS or the SEC with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the SEC or the OTS for any amendment to the Registration Statement or the Reorganization Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Bank and the MHC will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) The Company, the Bank and the MHC will give the Agent notice of its intention to file or prepare any amendment to the Reorganization Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the SEC at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

               (c) The Company, the Bank and the MHC will deliver to the Agent as many signed copies and as many conformed copies of the Reorganization Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

               (d) During the period when the Prospectus is required to be delivered, the Company, and the Bank and the MHC will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable OTS Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

               (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Bank and the MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

               (f) The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the OTS Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company, the Bank nor the MHC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

               (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

               (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Bank's subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

               (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the SEC under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

               (k) The Company, the Bank and the MHC will conduct the Reorganization (including the formation of the Foundation) in all material respects in accordance with the Plan, the OTS Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Reorganization imposed upon the Company, the MHC or the Bank by the OTS.

               (l) The Company, the Bank and the MHC will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

               (m) The Company will report the use of proceeds from the offerings on its first periodic report filed with the SEC pursuant to
          Section 13(a) or 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

               (n) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years. The Company will use its best efforts to effect the listing of the Common Stock on the Nasdaq National Market System. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

               (o) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

               (p) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

               (q) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company, the MHC nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

               (r) The Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the MHC Application.

               (s) The Company, the MHC and the Bank shall use their best efforts to ensure that the Foundation submits, within the time frames required by applicable law, a request to the Internal Revenue Service to be recognized as a tax- exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company, the Bank and the MHC will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company, the Bank nor the MHC will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

               (t) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

               (u) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in
          Section 5 hereof, unless such condition is waived by the Agent.

               (v) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two
          (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by KPMG LLP, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

               SECTION 4. Payment of Expenses. The Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the preparation, printing and filing of the Registration Statement, the Holding Company Application and the MHC Application, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank, the MHC or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank, the MHC or the Company pursuant to this Section without the prior approval of the Bank.

     The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Reorganization is consummated, including
(i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel up to a maximum of $60,000 (including legal fees and expenses). All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

               SECTION 5. Conditions of Agent's Obligations. The Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

               (b)  At Closing Time, the Agent shall have received:

                    (1) The favorable opinion, dated as of Closing Time, of Luse Lehman Gorman Pomerenk & Schick, P.C. counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                         (i) The Company has been duly incorporated and is validly existing as a federal stock corporation under the laws of the United States, and the MHC has been duly incorporated and is validly existing as a federal mutual holding company under the laws of the United States.

                         (ii) Each of the Company and the MHC has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                         (iii) Upon completion of the Reorganization, each of
                    the Company and the MHC will be duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries, considered as one enterprise.

                         (iv) Upon consummation of the Reorganization and the issuance of Charitable Foundation Shares to the Foundation, immediately upon the completion thereof, subject to compliance with all conditions imposed upon the formation and contribution thereof by the OTS under the terms of any written notice or order of approval of the Reorganization Application, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" and, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

                         (v) The Securities and Charitable Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Charitable Foundation Shares, will be duly and validly issued and fully paid and non-assessable.

                         (vi) The issuance of the Securities and Charitable Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise.

                         (vii) The Bank is duly organized and validly existing under the laws of the United States of America as a federally chartered savings bank of mutual form, and, at Closing Time, has become duly organized and validly existing under the laws of the United States of America as a federally chartered savings bank of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the Bank.

                         (viii) The Bank is a member of the Federal Home Loan
                    Bank of New York and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                         (ix) Each direct and indirect subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the MHC, the Bank and the Bank's subsidiaries, taken as a whole; the activities of each such subsidiary are permitted to subsidiaries of a savings association holding company and of a federally chartered savings bank by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                    (x) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval of the Reorganization Application, copies of which were provided to the Agent prior to the Closing Time.

                         (xi) Upon consummation of the Reorganization, all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan and set forth in the Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                         (xii) The OTS has duly approved the Holding Company Application and the MHC Application and no action is pending, or threatened respecting the Holding Company Application or the MHC Application (including therewith the establishment of the Foundation and the contribution of shares of common stock thereto) or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the MHC Application comply with the applicable requirements of the OTS, includes all documents required to be filed as exhibits thereto, and is truthful, accurate and complete; the Company is duly authorized to become a savings association holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan; and the MHC is duly authorized to become a federal mutual holding company and is duly authorized to own a majority of the issued and outstanding capital stock of the Company.

                         (xiii) The execution and delivery of this Agreement and
                    the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Charitable Foundation Shares (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the charter or by-laws of the Company, the MHC, the Bank or any of the Bank's subsidiaries; and, (C) will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise, upon any property or assets of the Company, the MHC, the Bank or the Bank's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the

                    Bank's subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Bank's subsidiaries is subject.

                         (xiv) The Prospectus has been duly authorized by the OTS for final use pursuant to the OTS Regulations and no action is pending or threatened by the OTS to revoke such authorization.

                         (xv) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

                         (xvi) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                         (xvii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the OTS Regulations.

                         (xviii) The Common Stock conforms to the description
                    thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                         (xix) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the MHC, the Bank, the Bank's subsidiaries, or the Foundation which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Bank or any of the Bank's subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                         (xx) The information in the Prospectus under "Our Policy Regarding Dividends," "Business of SBU Bank - Legal Proceedings," "Regulation," "Federal and State Taxation," "The Reorganization and the Offering - Effects of Reorganization," "- Liquidation Rights," and "- Federal and State Tax Consequences," "Restrictions on Acquisitions of Partners Trust Financial Group" and "Description of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                         (xxi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                         (xxii) The Plan has been duly authorized by the Boards of Directors of the Company, the MHC, the Bank and, the OTS's approval of the Plan remains in full force and effect; the Bank's charter has been amended, effective upon consummation of the Reorganization and the filing of such amended charter with the OTS, to authorize the issuance of permanent capital stock; to the best of such counsel's knowledge, the Company, the MHC and the Bank have conducted the Reorganization and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the OTS Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company, the MHC or the Bank by the OTS and, no order has been issued by the OTS to suspend the Reorganization or the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the MHC Application (which includes the Plan which provides for the establishment of the Foundation) or the Holding Company Application.

                         (xxiii) To the best of such counsel's knowledge, the
                    Company, the MHC and the Bank and the Bank's subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the MHC and the Bank and the Bank's subsidiaries are in all material respects complying therewith.

                         (xxiv) Neither the Company, the MHC, the Bank nor any of the Bank's subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its charter in stock form upon consummation of the Reorganization) or in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or any of the Bank's subsidiaries is a party or by which the Company, the MHC, the Bank or any of the Bank's subsidiaries or any of their property may be bound.

                         (xxv) The Company is not required to be registered as an investment company under the Investment Company Act of 1940.

                    (2) The favorable opinion, dated as of Closing Time, of
               Malizia Spidi & Fisch, PC, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law),
               (xi), (xiii), (xvi) and (xvii) and such other matters as the Agent may reasonably require.

                    (3) In giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Luse Lehman Gorman Pomerenk & Schick, P.C. and Malizia Spidi & Fisch, PC shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Luse Lehman Gorman Pomerenk & Schick, P.C. and Malizia Spidi & Fisch, PC may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and as to certain matters of New York Law upon the opinion of KPMG LLP, which opinions shall be in form and substance satisfactory to counsel for the Agent, and Malizia Spidi & Fisch, PC may also rely on the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

                    (c) At Closing Time referred to in Section 2, the Company, the MHC and the Bank shall have completed in all material respects the conditions precedent to the Reorganization in accordance with the Plan, the applicable OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, the MHC or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be completed after the Reorganization.

                    (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, the MHC and the Bank, and the chief financial or chief accounting officer of the Company, the MHC and of the Bank, dated as of Closing Time, to the effect that
               (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither the Company, the MHC nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company, the MHC the Bank or the Bank's subsidiaries, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the OTS Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

                    (e) At the time of the execution of this Agreement, the Agent shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the MHC, the Bank and the Bank's subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the OTS Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial and Other Data" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and its subsidiaries, in each case as compared with the amounts shown in the September 30, 2001 balance sheet included in the Registration Statement or, (D) during the period from September 30, 2001] to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC, the Bank and the Bank's subsidiaries identified in such letter.

                    (f) At Closing Time, the Agent shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                    (g) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

                    (h) At Closing Time, the Agent shall have received a letter from RP Financial, LC, dated as of the Closing Time, confirming its appraisal.

                    (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Charitable Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Charitable Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

                    (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the SEC or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

          SECTION 6. Indemnification.

          (a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

               (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization (including the establishment of the Foundation and the contribution of the Charitable Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company, the MHC or the Bank or otherwise as described in Section 2 hereof;

               (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

               (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the Agent Information.

          (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, the MHC, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) The Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company, the Bank, the MHC, members of the MHC, security holders of the Company or the Bank's, the MHC or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement.

          (e) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the MHC and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the MHC, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the MHC or the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the MHC and the Bank.

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

Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, the MHC or the Bank and shall survive delivery of the Securities.

          SECTION 9. Termination of Agreement.

          (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the MHC, the Bank or the Bank's subsidiaries, or the Company, the MHC, the Bank and the Bank's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the MHC or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the price for the Securities established by RP Financial, LC is not reasonable or equitable under then prevailing market conditions, or (vii) if the Reorganization is not consummated on or prior to June 30, 2002.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

         SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at attention of Catherine A. Lawton, General Counsel, 9 West 57th Street, New York, New York 10019, and after February 1, 2002, notices should be sent to 919 Third Avenue, 6th Floor, New York, New York 10022 with a copy to John J. Spidi, Esq., Malizia Spidi & Fisch, PC, 1100 New York Avenue, N.W., Suite 340 West, Washington, D.C. 20005; notices to the Company, the MHC and the Bank shall be directed to any of them at The Savings Bank of Utica, attention: John A. Zawadzki, President and Chief Executive Officer, 233 Genesee Street, Utica, New York, 13501 with a copy to John Gorman at Luse Lehman Gorman Pomerenk & Schick, P.C. at 5335 Wisconsin Avenue, NW Suite 400, Washington, D.C. 20015.

          SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

          SECTION 12. Entire Agreement; Amendment. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated August 29, 2001 by and between the Agent and the Bank, relating to the Agent's providing Reorganization agent services to the Company, the MHC and the Bank in connection with the Reorganization. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

          SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

          SECTION 14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          SECTION 15. Headings. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company, the MHC and the Bank in accordance with its terms.

                                    Very truly yours,

                                    Partners Trust Financial Group, Inc.
                                    (In Formation)


                                    By: ________________________________________
                                         John A. Zawadzki
                                         President and Chief Executive Officer

                                    SBU Bank

                                    By: ________________________________________
                                         John A. Zawadzki
                                         President and Chief Executive Officer

                                    Partners Trust, MHC
                                    (In Formation)

                                    By: ________________________________________
                                         John A. Zawadski
                                         President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
 as of the date first above written:

Sandler O'Neill & Partners, L.P.

By: Sandler O'Neill & Partners Corp.,
      the sole general partner


By:   ________________________________

      Vice President

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